UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2010

Echo Metrix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York	11791
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 802-0223

With Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006

N/A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. Entry into a Material Definite Agreement.

On October 19, 2010, Echo Metrix, Inc. (the “Company”) entered into Amendment No. 5 (“Amendment No. 5”) to the Series B Convertible Preferred Stock Purchase Agreement, dated July 29, 2009, as amended by Amendment No. 1 to the Series B Convertible Preferred Stock Purchase Agreement, dated September 4, 2009, Amendment No. 2 to the Series B Convertible Preferred Stock Purchase Agreement, dated March 4, 2010, Amendment No. 3 to the Series B Convertible Preferred Stock Purchase Agreement, dated May 28, 2010, and Amendment No. 4 to the Series B Convertible Preferred Stock Purchase Agreement, dated July 29, 2010 (as amended, the “Purchase Agreement”), with Rock Island Capital, LLC (the “Purchaser”).

Pursuant to Amendment No. 5:

•
The Purchaser agreed to purchase from the Company, and the Company agreed to sell to the Purchaser, up to 192,500 units, with each unit consisting of (i) one share of Series B Preferred Stock, (ii) 81.818181 shares of the Company’s common stock and (iii) five-year warrants to purchase 181.818181 shares of the Company’s common stock at an exercise price of $0.01 (which may be exercised on a cashless basis), for a purchase price of $9.0909 per unit. The units will be sold in installments of at least $100,000 each on before the 30th day following the prior payment, with the first installment due on or before the thirtieth day following the final payment of the aggregate purchase price under the Agreement. In the event that the Purchaser shall fail to timely pay any installment and does not notify the Company in writing at least five days prior to such installment due date (upon which notice the Purchaser shall be granted a 7-day extension), the Company may, from and after the expiration of any and all applicable cure periods, terminate the Agreement, and the Company shall have no right to pursue any other remedy against Purchaser.

•	The warrants issued or issuable under the Agreement shall be exercisable on a cashless basis.

•	On October 20, 2010, the Company filed an Amended and Restated Certificate of Designation of Series B Preferred Stock, pursuant to which:

▪	Pursuant to the commitment of the additional financing of $1,750,000, the number of shares of authorized Series B Preferred Stock was increased from 550,055 to 1,000,000;

▪	Pursuant to the commitment of the additional financing of $1,750,000, the “Special Dividend Amount” payable to the holders of Series B Preferred Stock was increased from $2,500,000 to $3,375,000;and

▪
The holders of Series B Preferred Stock shall be entitled to cumulative dividends at a rate of 10% per annum, compounded annually and payable in cash upon conversion of the Series B Preferred Stock into shares of common stock or upon such other date as determined by the Board of Directors of the Company.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, for transactions not involving a public offering.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation of Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of October, 2010		Echo Metrix, Inc.

	By:	/s/ Erica Zalbert
Erica Zalbert
Chief Financial Officer